UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2016

COOL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53443	75-3076597
(Commission File Number)	(IRS Employer Identification No.)

8875 Hidden River Parkway, Suite 300, Tampa, Florida 33637

(Address of Principal Executive Offices, Zip Code)

(813) 975-7567

(Registrant's telephone number, including area code)

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 12, 2016, Cool Technologies, Inc. (the “Company”) sold, pursuant to subscription agreements (the “Subscription Agreement”) with four accredited investors, an aggregate of 3,636,360 shares of Series B Preferred Stock, par value $0.001 per share, and warrants (the "Warrants") to purchase 4,545,451 shares of common stock of the Company (at a purchase price of $0.055 per share) for aggregate proceeds of $200,000. The Warrants are immediately exercisable at $0.07 per share and have a five-year term.

The Subscription Agreement contains customary representations, warranties and agreements of the Company and the investors.

The Warrants are subject to adjustment in the event of certain corporate actions including a recapitalization, reclassification, merger, consolidation, sale or transfer of substantially all of the Company’s assets, or dividend or distribution payment.

The foregoing descriptions of the Subscription Agreement and the Warrants are qualified in their entirety by reference to the full text of such Subscription Agreements and Warrants, copies of which are attached hereto as Exhibit 10.58 and 10.59, respectively, and each of which is incorporated herein in their entirety by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance and sale of the Series B Preferred Stock and the Warrants by the Company under the Subscription Agreement, were made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to four investors (one of which is a director of the Company), the lack of any general solicitation or advertising in connection with such issuance, the representation of such investors to the Company that they were an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and the representation of such investors that they were purchasing the shares for their own account and without a view to distribute them.

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Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to a Resignation, Waiver and Release (the “Resignation”) with the Company, Theodore Banzhaf resigned as President of the Company, effective October 1, 2016 and was paid $10,000 as full and final payment for any amounts owed to him by the Company. The Resignation contains a release of the Company by Mr. Banzhaf for any liabilities and also contains an 18-month non-competition provision.

The Company is not aware of any disagreements between Mr.Banzhaf and other officer or director of the Company. We are providing Mr. Banzhaf with a copy of this Current Report concurrent with this filing. Should any subsequent communications with Mr. Banzhaf regarding his respective decision to resign reveal any disagreement between him and the Company, the Board of Directors or any executive officer of the Company regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement.

The foregoing description of the Resignation is qualified in its entirety by reference to the full text of such Resignation, a copy of which is attached hereto asExhibit 10.60, which is incorporated herein in its entirety by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 31, 2016, the Company filed an amended and restated Series B Preferred Stock Certificate of Designation (which was originally filed with the Secretary of State of Nevada on April 19, 2016, and amended on August 12, 2016) to designate 3,636,360 shares as Series B Preferred Stock and to provide for supermajority 66 2/3% voting rights for the Series B Preferred Stock. The Series B Preferred Stock will not bear dividends, will not be entitled to receive any distributions in the event of any liquidation, dissolution or winding up of the Company, and will have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the articles of incorporation of the Company.

The foregoing descriptions of the Amended and Restated Certificate of Designation of the Series B Stock is qualified in its entirety by reference to the full text of such Amended and Restated Certificate of Designation of the Series B Stock, a copy of which is attached hereto as Exhibit 3.10, which is incorporated herein in its entirety by reference.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 3.10	Amended and Restated Certificate of Designation of the Series B Preferred Stock

Exhibit 10.58	Form of Subscription Agreement

Exhibit 10.59	Form of Warrant

Exhibit 10.60	Resignation, Waiver and Release with Theodore Banzhaf

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOL TECHNOLOGIES, INC.

Date: November 10, 2016	By:	/s/ Timothy Hassett
	Name:	Timothy Hassett
	Title:	Chairman and Chief Executive Officer

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